NOTICE OF GUARANTEED DELIVERY
                                       to
                          Tender Shares of Common Stock
                                       of
                       HOLLYWOOD ENTERTAINMENT CORPORATION

     As set forth in Section 3 of the Offer to Purchase (as defined below), this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary.

                        The Depositary for the Offer is:
                   Continental Stock Transfer & Trust Company
                            Facsimile Transmission:
                                 (212) 509-5150
                        (For Eligible Institutions Only)

                              To Confirm Receipt:
                             212-509-4000, ext. 535



By Mail:                                      By Hand or Overnight Courier:
Tender & Exchange Department                  Tender & Exchange Department
2 Broadway                                    2 Broadway
New York, New York  10004                     New York, New York  10004



Delivery of this Instrument to an address other than as set forth above, or transmission of instructions via facsimile transmission or telex number other than as set forth above, will not constitute valid delivery.

Ladies and Gentlemen:

     The undersigned hereby tenders to Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 23, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock (the "Shares") indicated below of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Signature(s)                            Address(es)


Name(s)                                 ---------------------------------------
       ----------------------------     Zip Code

                                        Area Code and Tel. No(s)
-----------------------------------                             ---------------

                  Please Type or Print

Number of Shares________________________

Certificate Nos. (If Available)_________     (Check if Shares will be Tendered
                                             by book-entry transfer)
                                             ___ The Depository Trust Company
________________________________________     ___ Philadelphia Depository Trust
                                                 Company
----------------------------------------

Dated___________________________________

                                    GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; (ii) that such tender of shares complies with Rule 14e-4; and (iii) that the above-named person(s) will deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or delivery of Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, or an Agent's Message in connection with a book-entry transfer, together in each case with any required signature guarantees and any other required documents, all within three NASDAQ National Market trading days after the date thereof.


----------------------------------------     ----------------------------------
     Name of Firm                                   Authorized Signature

----------------------------------------     Name______________________________
     Address                                          Please Type or Print

----------------------------------------     Title_____________________________
     Zip Code

Area Code and Tel. No.__________________     Dated_____________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM-CERTIFICATES ARE TO BE DELIVERED WITH YOUR LETTER OF TRANSMITTAL.